Exhibit 10.1

FIFTH AMENDMENT TO AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 22, 2017, is made by and among NCI, INC., a Delaware corporation (the “Company”), NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation (“NCI Virginia”), and ADVANCEMED CORPORATION, a Virginia corporation (“AdvanceMed,” and together with the Company, NCI Virginia and each other Subsidiary that becomes a party to the Loan Agreement (as such term is defined below) from time to time in accordance with the provisions set forth therein, collectively, the “Borrowers,” and individually, a “Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), as Issuing Bank and as Swingline Lender.

RECITALS

WHEREAS, the Borrowers, the several banks and other financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to the Amended and Restated Loan and Security Agreement, dated as of December 13, 2010, as amended by the Waiver, dated as of November 7, 2012, by and among the Borrowers, the Lenders party thereto and the Administrative Agent, as amended by the Waiver and Amendment to Amended and Restated Loan and Security Agreement, dated as of December 31, 2012, by and among the Borrowers, the Lenders party thereto and the Administrative Agent, as amended by the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of December 19, 2013, by and among the Borrowers, the Lenders party thereto and the Administrative Agent, as amended by the Third Amendment to Amended and Restated Loan and Security Agreement, dated as of December 22, 2014, by and among the Borrowers, the Lenders party thereto and the Administrative Agent, as amended by the Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of January 31, 2017, by and among the Borrowers, the Lenders party thereto and the Administrative Agent (as further amended, modified or supplemented from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent agree to amend certain provisions of the Loan Agreement; and

WHEREAS, the Lenders and the Administrative Agent have agreed to do so, subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

AGREEMENT

1. Incorporation of Recitals. The Recitals hereto are incorporated herein by reference to the same extent and with the same force and effect as if fully set forth herein. Capitalized terms defined in the Loan Agreement shall have the same defined meanings when such terms are used herein.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) The following definition is hereby added to Section 1 of the Loan Agreement in the proper alphabetical order, to read in its entirety as follows:

“Fifth Amendment Effective Date” shall mean the date on which the conditions precedent to the Fifth Amendment to Amended and Restated Loan and Security Agreement, dated as of May 22, 2017, by and among the Borrowers, the Lenders party thereto and the Administrative Agent, are satisfied as determined by the Administrative Agent.

(b) The definition of “Commitment Termination Date” set forth in Section 1 of the Loan Agreement is amended to read in its entirety as follows:

“Commitment Termination Date” shall mean the earliest of (i) September 30, 2017, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.20 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise), and any extension or extensions thereof granted by all of the Lenders.

(c) The following is added to the end of the definition of “EBITDA” set forth in Section 1 of the Loan Agreement:

, plus, (e) to the extent deducted to determine such consolidated Net Income, nonrecurring expenses not incurred in the ordinary course of business and relating to the investigation and/or litigation by the Company of alleged embezzlement by a corporate officer of the Company, identified by the Company in the first fiscal quarter of the Company of 2017, which expenses were incurred prior to March 31, 2017, in an aggregate amount during any period of four consecutive fiscal quarters of the Company including the fiscal quarter of the Company ending on March 31, 2017, not to exceed $10,000,000 (or such greater amount, in any case, not to exceed the actual loss to the Company relating to such alleged embezzlement, and only to the extent the Company recovers such amount in connection with such investigation and/or litigation and such recovery is the result of a final, nonappealable judgment of a court of competent jurisdiction).

(d) The definition of “Swingline Commitment” is amended to the effect that the reference to “$500,000” shall be a reference to $8,000,000.

(e) The definition of “Swingline Termination Date” set forth in Section 1 of the Loan Agreement is amended to read in its entirety as follows:

“Swingline Termination Date” shall mean the earliest of (i) September 30, 2017, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.20 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise) and any extension or extensions thereof granted by the Required Lenders.

(f) The proviso at the end of Section 6.6 of the Loan Agreement is amended to read in its entirety as follows:

; provided, however, that from and after the Fifth Amendment Effective Date, no Borrower or Subsidiary will, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (x) pursuant to the foregoing clauses (a) and (b), (y) notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents (other than as permitted under clause (x) above and clause (z) below), as approved by the Administrative Agent and all Lenders and (z) if no Default or Event of Default has occurred and is continuing, nor would occur after giving effect thereto, the Company may (1) make redemptions or repurchases of Capital Stock of the Company and options therefor held by Marco deVito to the extent required pursuant to his retirement Separation Agreement, dated as of November 29, 2016, and, in any event, in an aggregate amount not to exceed $2,200,000, and (2) pay a one-time dividend or other distribution payable in cash to the holders of the Capital Stock of the Company in an amount not to exceed $2,500,000 in the aggregate.

(g) Except as specifically modified by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed by the parties hereto and remain in full force and effect.

(h) Each of the Borrowers, the Administrative Agent and each Lender agrees that, after the Amendment Effective Date (as hereinafter defined), each reference in the Loan Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended hereby.

3. No Implied Waivers. Each of the Borrowers acknowledges and agrees that this Amendment shall not constitute a waiver, express or implied, of any Default, Event of Default, covenant, term or provision of the Loan Agreement or any other Loan Document, nor shall it create any obligation, express or implied, on the part of the Administrative Agent or any Lender to waive, or to consent to any amendment of, any existing or future Default, Event of Default or violation of any covenant, term or provision of any Loan Document. The Administrative Agent and the Lenders shall be entitled to require strict compliance by the Borrowers with the Loan Documents, and nothing herein shall be deemed to establish a course of action or a course of dealing with respect to requests by the Company or any Borrower for waivers or amendments of any Default, Event of Default, covenant, term or provision of any Loan Document.

4. Effectiveness of Amendment. This Amendment and the amendments contained herein shall become effective on the date (the “Amendment Effective Date”) when each of the conditions set forth below shall have been fulfilled to the satisfaction of the Administrative Agent:

(a) The Administrative Agent shall have received counterparts of this Amendment, and all other Loan Documents or other documents, instruments and certificates required hereby or thereby (collectively, the “Modification Documents”), each duly executed and delivered on behalf of the Borrowers parties thereto, as applicable.

(b) No event shall have occurred and be continuing that constitutes an Event of Default, or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both.

(c) All representations and warranties of the Borrowers contained in the Loan Agreement shall be true and correct in all material respects (or, if qualified by materiality, in all respects) at the Amendment Effective Date as if made on and as of such Amendment Effective Date (except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents).

(d) The Borrowers shall have delivered to the Administrative Agent (1) certified copies of evidence of all corporate and company actions taken by the Borrowers to authorize the execution and delivery of the Modification Documents, (2) certified copies of any amendments to the articles or certificate of incorporation, organization or formation, bylaws, partnership certificate and operating agreement of the Borrowers since the date of the Loan Agreement, (3) a certificate of incumbency for the officers or other authorized agents or partners of the Borrowers executing the Modification Documents and (4) such additional supporting documents as the Administrative Agent or counsel for the Administrative Agent reasonably may request.

(e) The Borrowers shall have paid the fees and expenses required to be paid by Section 9 of this Amendment.

(f) All documents delivered pursuant to the Modification Documents must be of form and substance satisfactory to the Administrative Agent and its counsel, and all legal matters incident to this Amendment must be satisfactory to the Administrative Agent’s counsel.

5. Amendment Only; No Novation; Modification of Loan Documents. Each of the Borrowers acknowledges and agrees that this Amendment and the other Modification Documents only amend the terms of the Loan Agreement and the other Loan Documents and do not constitute a novation, and each of the Borrowers ratifies and confirms the terms and provisions of, and its obligations under, the Loan Agreement and the other Loan Documents in all respects. Each of the Borrowers acknowledges and agrees that each reference in the Loan Documents to any particular Loan Document shall be deemed to be a reference to such Loan Document as amended by this Amendment and the other Modification Documents. To the extent of a conflict between the terms of any Loan Document and the terms of this Amendment, the terms of this Amendment shall control.

6. Successors and Assigns. This Amendment shall be binding upon the Borrowers, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to their successors and assigns.

7. No Further Amendments. Nothing in this Amendment, the other Modification Documents or any prior amendment to the Loan Documents shall require the Administrative Agent or any Lender to grant any further amendments to the terms of the Loan Documents. Each of the Borrowers acknowledges and agrees that there are no defenses, counterclaims or setoffs against any of their respective obligations under the Loan Documents.

8. Representations and Warranties. Each Borrower represents and warrants that each of this Amendment and each of the other Modification Documents has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its board of directors or comparable managing body. Each Borrower represents and warrants that this Amendment and the other Modification Documents are legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization or similar laws relating to creditors’ rights generally and general principles of equity. All other representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment with the same force and effect as if set forth in this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Administrative Agent in accordance with the provisions of the Loan Documents. The Borrowers represent and warrant to the Administrative Agent, the Lenders, the Issuing Bank and the Swingline Lender that, after giving effect to the terms of this Amendment and the other Modification Documents, no Default nor Event of Default has occurred and been continuing.

9. Fees and Expenses. In consideration of the amendments to the Loan Agreement and the other Loan Documents set forth herein and in the other Modification Documents, the Borrowers jointly and severally agree to pay to the Administrative Agent or the Arranger, for the ratable benefit of each Lender executing and delivering this Amendment (pro rata according to the respective Revolving Credit Percentages of the relevant Lenders), on the Amendment Effective Date, a nonrefundable amendment fee equal to 0.050% of the Aggregate Revolving Commitments as of the Amendment Effective Date. The Borrowers hereby confirm their joint and several obligations under Section 11.3(a) of the Loan Agreement to pay all reasonable, out-of-pocket fees and expenses of the Administrative Agent and the Arranger in connection with this Amendment and the other Modification Documents, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger.

10. Confirmation of Lien. Each Borrower hereby acknowledges and agrees that the Collateral is and shall remain in all respects subject to the lien, charge and encumbrance of the Loan Agreement and the other Loan Documents and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge or encumbrance of, or conveyance effected by the Loans or the Loan Documents or the priority thereof over other liens, charges, encumbrances or conveyances.

11. Severability. Any provision of this Amendment held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Governing Law. This Amendment shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the Commonwealth of Virginia.

13. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy or by email, in pdf format), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

NCI, INC., a Delaware corporation

By:	/s/ Paul A. Dillahay
Name:	Paul A. Dillahay
Title:	CEO

NCI INFORMATION SYSTEMS, INCORPORATED, a Virginia corporation

By:	/s/ Lucas Narel
Name:	Lucas Narel
Title:	CFO

ADVANCEMED CORPORATION, a Virginia corporation

By:	/s/ Michele R. Cappello
Name:	Michele R. Cappello
Title:	Secretary

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ADMINISTRATIVE AGENT:

SUNTRUST BANK, a Georgia banking corporation, as Administrative Agent, Issuing Bank and Swingline Lender

By:	/s/ Shannon Often
Name:	Shannon Often
Title:	Director

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LENDER:

SUNTRUST BANK, a Georgia banking corporation, as a Lender

By:	/s/ Shannon Often
Name:	Shannon Often
Title:	Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as a Lender

By:	/s/ Trevor H. Williams
Name:	Trevor H. Williams
Title:	Banking Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LENDER:

CAPITAL ONE NATIONAL ASSOCIATION, a national banking association

By:	/s/ Joseph C. Costa
Name:	Joseph C. Costa
Title:	Senior Vice President